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                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                                                                      EXHIBIT 15



To Delta Air Lines, Inc.:


We are aware that Delta Air Lines, Inc. has incorporated by reference in its Registration Statement Nos. 2-94541, 33-30454, 33-65391, 333-16471, 333-49553,
333-92291, 33-50175, 333-58647, 333-46904, 333-30974, and 333-48718 its Form
10-Q for the quarter ended September 30, 2000, which includes our report dated November 9, 2000 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.




/s/ Arthur Andersen LLP
-----------------------

Atlanta, Georgia
November 9, 2000